Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

QURATE RETAIL, INC.

February 19, 2025

Qurate Retail, Inc., a corporation duly organized and existing under and the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:The Restated Certificate of Incorporation of the Corporation is hereby amended solely to reflect a change in the name of the Corporation by deleting the text of Article I thereof and inserting the following in lieu thereof:

“The name of the corporation is QVC Group, Inc. (the “Corporation”)”.

SECOND:The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD:This Certificate of Amendment will become effective at 4:01 p.m., Eastern Time, on February 21, 2025.

* * * *

IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed this Certificate of Amendment as of the date first set forth above.

QURATE RETAIL, INC.

/s/ Renee Wilm
By:
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

[Signature Page to Certificate of Amendment]